Exhibit 32.1

CERTIFICATION BY CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report (as defined under the preceding Certification By Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002), I, Walter Thomas Price III, Managing Member of Beeland Management, L.L.C., the general partner of Rogers International Raw Materials Fund, L.P. (the “Partnership”), certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

By: /s/ Walter Thomas Price III

Walter Thomas Price III Managing Member March 30, 2004